Exhibit 99.1

El Pollo Loco Holdings, Inc. Announces
Third Quarter 2017 Financial Results

COSTA MESA, CA – November 2, 2017 – El Pollo Loco Holdings, Inc. (Nasdaq: LOCO) today announced financial results for the 13-week period ended September 27, 2017.
Highlights for the third quarter ended September 27, 2017, compared to the third quarter ended September 28, 2016 were as follows:

•	Total revenue increased 5.6% to $101.2 million compared to $95.8 million. Total revenue in the quarter was negatively impacted by approximately $0.5 million as a result of Hurricane Harvey.

•	System-wide comparable restaurant sales increased 1.7%, including a 0.9% increase for company-operated restaurants, and a 2.4% increase for franchised restaurants.

•
Net loss was $4.0 million, or $(0.11) per diluted share, a decrease compared to net income of $5.2 million, or $0.13 per diluted share in the prior year. Third quarter of 2017 included a $16.0 million pre-tax expense related to the full impairment of the assets of 10 restaurants and the closure of three restaurants.

•
Pro forma net income(1) was $6.0 million, or $0.15 per diluted share, compared to $6.9 million, or $0.18 per diluted share. Third quarter 2017 pro forma results include an estimated negative impact from Hurricane Harvey of approximately $0.3 million before taxes.

•	Adjusted EBITDA(1) was $16.2 million, compared to $17.3 million.
(1) Pro forma net income and adjusted EBITDA are non-GAAP measures. A reconciliation of GAAP net income to each of these measures is included in the accompanying financial data. See also “Non-GAAP Financial Measures.”

Steve Sather, President and Chief Executive Officer of El Pollo Loco Holdings, Inc., stated, “Results in the third quarter included system-wide comparable store sales growth of 1.7%, driven in part by strong performance from our unique Family Meal offering and our Taco Platters limited time offer. The quarter also included margin pressure due to rising labor costs and loyalty program incentives as we continue to invest in this initiative. While comparable store sales growth slowed towards the end of the quarter and has remained soft thus far in the fourth quarter, we believe that our strategy to highlight what we believe to be our authentic differentiated brand and QSR+ positioning, along with technology initiatives aimed at improving the customer experience, will drive sales in 2018 and beyond.”
Sather continued, “Our restaurants in Texas continue to perform below expectations; however, we remain focused on the market and are implementing a brand relaunch in Houston and Dallas. The relaunch will encompass everything from operations to facilities to marketing, and is designed to drive brand awareness, bring guests into our restaurants, and deliver an exceptional experience. We will continue to evaluate our programs in order to fine tune our strategies and generate sustained momentum in these very competitive Texas markets.”

Third Quarter 2017 Financial Results

Company-operated restaurant revenue in the third quarter of 2017 increased 5.8% to $95.0 million, compared to $89.7 million in the same period last year. Total revenue in the quarter was negatively impacted by approximately $0.5 million as a result of Hurricane Harvey. The growth in company-operated restaurant revenue was largely driven by the 25 new restaurants opened during and subsequent to the third quarter of 2016, partially offset by 5 restaurant closures during the same time period.
Comparable company-operated restaurant sales in the third quarter increased 0.9%, driven by a 1.7% increase in average check, partially offset by a 0.8% decrease in transactions.
Franchise revenue in the third quarter of 2017 increased 1.6% to $6.2 million, compared to $6.1 million in the third quarter of 2016. The growth in franchise revenue was largely driven by the contribution from the 15 new restaurants opened during and subsequent to the third quarter of 2016 and a 2.4% increase in franchised comparable restaurant sales during the quarter. These were partially offset by a decline in franchise and development agreement fees and lower fees received related to use of our point-of-sales system.
Restaurant contribution was $17.4 million or 18.3% of company-operated restaurant revenue, compared to $18.8 million, or 20.9% of company-operated restaurant revenue in the third quarter of 2016. The decrease in restaurant contribution margin was primarily the result of higher labor costs, due to increased minimum wage, and higher other operating expenses associated with new restaurants opened in 2016 and 2017.
During the third quarter of 2017, the Company recorded a $16.0 million expense related to the impairment of the assets of eight restaurants in Texas and two in California, and the closure of three restaurants in Texas.
Net loss for the third quarter of 2017 was $4.0 million, or $(0.11) per diluted share, compared to net income of $5.2 million, or $0.13 per diluted share in the third quarter of 2016. Third quarter 2017 pro forma results include an estimated negative impact from Hurricane Harvey of approximately $0.3 million before taxes. Pro forma net income was $6.0 million, or $0.15 per diluted share during the third quarter of 2017, compared to $6.9 million, or $0.18 per diluted share during the third quarter of 2016. A reconciliation between GAAP net income and pro forma net income is included in the accompanying financial data.

2017 Outlook
Based on current information, the Company is revising its earnings guidance for the fiscal year 2017.
The Company expects 2017 pro forma diluted net income per share ranging from $0.61 to $0.63. This compares to pro forma diluted net income per share of $0.66 in 2016. Pro forma net income guidance for fiscal year 2017 is based, in part, on the following updated annual assumptions:

•	System-wide comparable restaurant sales growth of approximately 1.0% to 1.5%;

•	The opening of 15-16 new company-owned restaurants and 7-9 new franchised restaurants;

•	Restaurant contribution margin of 19.3% to 19.6%;

•	G&A expenses of between 8.1% and 8.3% of total revenue excluding CEO transition costs and legal fees related to securities related litigation;

•	Pro forma income tax rate of 39.5%; and

•	Adjusted EBITDA of between $64.0 and $65.5 million.
The following definitions apply to these terms as used in this release:
Comparable restaurant sales reflect the change in year-over-year sales for the comparable company, franchised and total system restaurant base. The comparable restaurant base is defined to include those restaurants open for 15 months or longer. At September 27, 2017, there were 179 restaurants in our comparable company-operated restaurant base and 423 restaurants in our comparable system restaurant base.
Restaurant contribution and restaurant contribution margin are neither required by, nor presented in accordance with, GAAP. Restaurant contribution is defined as company-operated restaurant revenue less company restaurant expenses, which are food and paper costs, labor and related expenses and occupancy and other operating expenses. Restaurant contribution margin is defined as restaurant contribution as a percentage of net company-operated restaurant revenue. See also “Non-GAAP Financial Measures.”
EBITDA and adjusted EBITDA are neither required by, nor presented in accordance with, GAAP. EBITDA represents net income before interest expense, provision for income taxes, depreciation, and amortization, and adjusted EBITDA represents EBITDA before items that we do not consider representative of our ongoing operating performance, as identified in the GAAP reconciliation in the accompanying financial data. See also “Non-GAAP Financial Measures.”

Pro forma net income is neither required by, nor presented in accordance with, GAAP. Pro forma net income represents net income adjusted for (i) costs (or gains) related to loss (or gains) on disposal of assets and asset impairment and closed store costs, (ii) amortization expense and other estimate adjustments (whether expense or income) incurred on the Tax Receivable Agreement (“TRA”) completed at the time of our IPO, (iii) legal costs associated with a securities class action lawsuit, (iv) expenses and gains on the recovery of insurance proceeds for the reimbursement of property and equipment, and expenses related to a fire at one of our restaurants in 2015, (v) insurance proceeds received related to securities class action legal expenses, (vi) costs associated with the transition of our CEO and (vii) provision for income taxes at a normalized tax rate of 39.5% and 40.0% for the thirteen and thirty-nine weeks ended September 27, 2017 and September 28, 2016, respectively, which reflects our estimated long-term effective tax rate, including both federal and state income taxes. See the GAAP reconciliation in the accompanying financial data and “Non-GAAP Financial Measures.”
Conference Call
The Company will host a conference call to discuss financial results for the third quarter of 2017 today at 5:00 PM Eastern Time. Steve Sather, President and Chief Executive Officer and Larry Roberts, Chief Financial Officer will host the call.
The conference call can be accessed live over the phone by dialing 877-407-3982 or for international callers by dialing 201-493-6780. A replay will be available after the call and can be accessed by dialing 844-512-2921 or for international callers by dialing 412-317-6671; the passcode is 13664840. The replay will be available until Thursday, November 16, 2017. The conference call will also be webcast live from the Company’s corporate website at investor.elpolloloco.com under the “Events & Presentations” page. An archive of the webcast will be available at the same location on the corporate website shortly after the call has concluded.
About El Pollo Loco
El Pollo Loco (Nasdaq:LOCO) is the nation’s leading fire-grilled chicken restaurant chain renowned for its masterfully citrus-marinated, fire-grilled chicken and handcrafted entrees using fresh ingredients inspired by Mexican recipes. With more than 470 company-owned and franchised restaurants in Arizona, California, Nevada, Texas and Utah, El Pollo Loco is expanding its presence in key markets through a combination of company and existing and new franchisee development. Visit us on our website at ElPolloLoco.com.

Forward-Looking Statements
This press release contains forward-looking statements that are subject to risks and uncertainties. All statements other than statements of historical fact included in this press release are forward-looking statements. Forward-looking statements discuss our current expectations and projections relating to our financial condition, results of operations, plans, objectives, future performance and business. You can identify forward-looking statements because they do not relate strictly to historical or current facts. These statements may include words such as “aim,” “anticipate,” “believe,” “estimate,” “expect,” “forecast,” “outlook,” “potential,” “project,” “projection,” “plan,” “intend,” “seek,” “may,” “could,” “would,” “will,” “should,” “can,” “can have,” “likely,” the negatives thereof and other words and terms of similar meaning in connection with any discussion of the timing or nature of future operating or financial performance or other events. They appear in a number of places throughout this press release and include statements regarding our intentions, beliefs or current expectations concerning, among other things, our results of operations, financial condition, liquidity, prospects, growth, strategies and the industry in which we operate. All forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those that we expected.
While we believe that our assumptions are reasonable, we caution that it is very difficult to predict the impact of known factors, and it is impossible for us to anticipate all factors that could affect our actual results. All forward-looking statements are expressly qualified in their entirety by these cautionary statements. You should evaluate all forward-looking statements made in this press release in the context of the risks and uncertainties disclosed in our annual report on Form 10-K for the year ended December 28, 2016, file number 001-36556, including the sections thereof captioned “Forward-Looking Statements” and “Risk Factors,” as those sections may be updated in our quarterly reports on Form 10-Q. Those and other filings are available online at www.sec.gov, at www.elpolloloco.com or upon request from El Pollo Loco.
We caution you that the important factors referenced above may not contain all of the factors that are important to you. In addition, we cannot assure you that we will realize the results or developments we expect or anticipate or, even if substantially realized, that they will result in the consequences we anticipate or affect us or our operations in the ways that we expect. The forward-looking statements included in this press release are made only as of the date hereof. We undertake no obligation to publicly update or revise any forward-looking statement as a result of new information, future events or otherwise, except as required by law. If we do update one or more forward-looking statements, no inference should be made that we will make additional updates with respect to those or other forward-looking statements. We qualify all of our forward-looking statements by these cautionary statements.

Non-GAAP Financial Measures
To supplement our consolidated financial statements, which are prepared and presented in accordance with GAAP, we use non-GAAP financial measures including those indicated above. These measures are not intended to be considered in isolation or as substitutes for, or superior to, financial measures prepared and presented in accordance with GAAP. We use non-GAAP financial measures for financial and operational decision-making and as a means to evaluate period-to-period comparisons. We believe that they provide useful information about operating results, enhance understanding of past performance and future prospects, and allow for greater transparency with respect to key metrics used by management in its financial and operational decision making. The non-GAAP measures used in this press release may be different from the measures used by other companies.
Investor Contact:
Fitzhugh Taylor, ICR
fitzhugh.taylor@icrinc.com
714-599-5200
Media Contact:
Christine Beggan, ICR
loco@icrinc.com
203-682-8200

EL POLLO LOCO HOLDINGS, INC.
UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except share data)

	Thirteen Weeks Ended				Thirty-Nine Weeks Ended
	September 27, 2017		September 28, 2016		September 27, 2017		September 28, 2016
	$	%	$	%	$	%	$	%
Revenue:
Company-operated restaurant revenue	$94,982	93.9%	$89,738	93.7%	$287,316	93.7%	$268,984	93.5%
Franchise revenue	6,173	6.1%	6,078	6.3%	19,183	6.3%	18,660	6.5%
Total revenue	101,155	100.0%	95,816	100.0%	306,499	100.0%	287,644	100.0%
Costs of operations:
Food and paper cost (1)	27,851	29.3%	26,960	30.0%	84,069	29.3%	80,760	30.0%
Labor and related expenses (1)	27,514	29.0%	24,455	27.3%	80,939	28.2%	73,323	27.3%
Occupancy and other operating expenses (1)	22,242	23.4%	20,071	22.4%	64,358	22.4%	58,401	21.7%
Gain on recovery of insurance proceeds (1)	—	—%	(502)	(0.6)%	—	—%	(502)	(0.2)%
Company restaurant expenses (1)	77,607	81.7%	70,984	79.1%	229,366	79.8%	211,982	78.8%
General and administrative expenses	8,285	8.2%	8,252	8.6%	27,594	9.0%	25,776	9.0%
Franchise expenses	709	0.7%	797	0.8%	2,532	0.8%	2,960	1.0%
Depreciation and amortization	4,697	4.6%	4,074	4.3%	13,646	4.5%	11,796	4.1%
Loss on disposal of assets	65	0.1%	58	0.1%	724	0.2%	524	0.2%
Expenses related to fire loss	—	—%	—	—%	—	—%	48	0.0%
Loss (gain) on recovery of insurance proceeds, property, equipment and expenses	—	—%	148	0.2%	—	—%	(741)	(0.3)%
Recovery of securities lawsuits related legal expenses	(634)	(0.6)%	—	—%	(1,145)	(0.4)%	—	—%
Asset impairment and closed-store reserves	16,038	15.9%	2,490	2.6%	17,293	5.6%	2,624	0.9%
Total expenses	106,767	105.5%	86,803	90.6%	290,010	94.6%	254,969	88.6%
(Loss) gain on disposition of restaurants	—	—%	(5)	0.0%	—	—%	28	0.0%
(Loss) income from operations	(5,612)	(5.5)%	9,008	9.4%	16,489	5.4%	32,703	11.4%
Interest expense, net of interest income	903	0.9%	785	0.8%	2,471	0.8%	2,441	0.8%
Income tax receivable agreement (income) expense	(19)	0.0%	182	0.2%	107	0.0%	411	0.1%
(Loss) income before provision for income taxes	(6,496)	(6.4)%	8,041	8.4%	13,911	4.5%	29,851	10.4%
(Benefit) provision for income taxes	(2,457)	(2.4)%	2,830	3.0%	5,254	1.7%	11,930	4.1%
Net (loss) income	$(4,039)	(4.0)%	$5,211	5.4%	$8,657	2.8%	$17,921	6.2%
Net (loss) income per share:
Basic	$(0.11)		$0.14		$0.23		$0.47
Diluted	$(0.11)		$0.13		$0.22		$0.46
Weighted average shares used in computing net (loss) income per share:
Basic	38,462,100		38,415,189		38,449,453		38,331,400
Diluted	38,462,100		39,083,577		39,101,214		39,020,127

(1)	As a percentage of restaurant revenue.

EL POLLO LOCO HOLDINGS, INC.
UNAUDITED SELECTED BALANCE SHEETS AND SELECTED OPERATING DATA
(dollar amounts in thousands)

	As of
	September 27, 2017	December 28, 2016
Selected Balance Sheet Data:
Cash and cash equivalents	$7,062	$2,168
Total assets	453,672	471,305
Total debt	85,348	104,461
Total liabilities	179,003	206,123
Total stockholders’ equity	274,669	265,182
	Thirty-Nine Weeks Ended
	September 27, 2017	September 28, 2016
Selected Operating Data:
Company-operated restaurants at end of period	208	193
Franchised restaurants at end of period	265	253
Company-operated:
Comparable restaurant sales growth	1.0%	0.9%
Restaurants in the comparable base	179	170

EL POLLO LOCO HOLDINGS, INC.
UNAUDITED RECONCILIATION OF NET (LOSS) INCOME TO EBITDA AND ADJUSTED EBITDA
(dollar amounts in thousands)

	Thirteen Weeks Ended		Thirty-Nine Weeks Ended
	September 27, 2017	September 28, 2016	September 27, 2017	September 28, 2016
Adjusted EBITDA:
Net (loss) income, as reported	$(4,039)	$5,211	$8,657	$17,921
(Benefit) provision for income taxes	(2,457)	2,830	5,254	11,930
Interest expense, net	903	785	2,471	2,441
Depreciation and amortization	4,697	4,074	13,646	11,796
EBITDA	(896)	12,900	30,028	44,088
Stock-based compensation expense	324	105	738	244
Loss on disposal of assets	65	58	724	524
Expenses related to fire loss	—	—	—	48
Loss (gain) on recovery of insurance proceeds, property, equipment and expenses	—	148	—	(741)
Recovery of securities lawsuits related legal expenses	(634)	—	(1,145)	—
Asset impairment and closed-store reserves	16,038	2,490	17,293	2,624
Pre-opening costs	429	918	1,526	1,775
Loss (gain) on disposition of restaurants	—	5	—	(28)
Income tax receivable agreement (income) expense	(19)	182	107	411
Securities lawsuits related legal expense	933	519	2,341	2,327
Executive transition costs	—	—	271	—
Adjusted EBITDA	$16,240	$17,325	$51,883	$51,272

UNAUDITED RECONCILIATION OF NET (LOSS) INCOME TO PRO FORMA NET INCOME
(dollar amounts in thousands, except share data)

	Thirteen Weeks Ended		Thirty-Nine Weeks Ended
	September 27, 2017	September 28, 2016	September 27, 2017	September 28, 2016
Pro forma net income:
Net (loss) income, as reported	$(4,039)	$5,211	$8,657	$17,921
(Benefit) provision for taxes, as reported	(2,457)	2,830	5,254	11,930
Loss (gain) on disposition of restaurants	—	5	—	(28)
Income tax receivable agreement (income) expense	(19)	182	107	411
Loss on disposal of assets	65	58	724	524
Expenses related to fire loss	—	—	—	48
Loss (gain) on recovery of insurance proceeds, property, equipment and expenses	—	148	—	(741)
Recovery of securities lawsuits related legal expenses	(634)	—	(1,145)	—
Asset impairment and closed-store reserves	16,038	2,490	17,293	2,624
Securities lawsuits related legal expenses	933	519	2,341	2,327
Executive transition costs	—	—	271	—
Provision for income taxes	(3,904)	(4,577)	(13,232)	(14,006)
Pro forma net income	$5,983	$6,866	$20,270	$21,010
Pro forma weighted-average share and per share data:
Pro forma net income per share
Basic	$0.16	$0.18	$0.53	$0.55
Diluted	$0.15	$0.18	$0.52	$0.54
Weighted-average shares used in computing pro forma net income per share
Basic	38,462,100	38,415,189	38,449,453	38,331,400
Diluted	39,098,644	39,083,577	39,101,214	39,020,127